SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2005

COMMON HORIZONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-119366	72-1580195
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Tam O’Shanter, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 989-0739

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On May 24, 2005, our board of directors approved an increase in our authorized shares from 25,000,000 to 100,000,000 and correspondingly increased the issued and outstanding shares proportionately from 10,500,000 to 42,000,000 thereby effectuating a forward split of the our common stock on the basis of four (4) shares for each share issued and outstanding.

A record date of May 25, 2005 was established. All shareholders on this record date will receive three additional shares of the our common stock for each share owned. These share certificates will be provided to the shareholders on June 10, 2005 or as soon as practicable thereafter.

We filed amended articles of incorporation with the State of Nevada to increase our authorized shares from 25,000,000 to 100,000,000 on May 25, 2005. Under the Nevada Revised Statutes, shareholder approval was not required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2005

COMMON HORIZONS, INC.
By:/s/ Edward F. Panos Name: Edward F. Panos Title: President and Chief Executive Officer